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                                                              Exhibit 10.50(f-3)
                                SECOND AMENDMENT

                                       TO

                          SPONSORS' SUPPORT AGREEMENT


THIS SECOND AMENDMENT (this "Amendment"), dated June 29, 1999, is made between
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ADVANCED MICRO DEVICES, INC., a corporation organized and existing under the laws of the State of Delaware, United States of America, with its chief executive office and principal place of business at One AMD Place, Sunnyvale, California 94088, United States of America ("AMD Inc."), AMD SAXONY HOLDING
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GMBH, Dresden, registered in the Commercial Register of the Dresden County
Court, HRB 13931 ("AMD Holding"; and, together with AMD Inc., collectively, the
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"Sponsors"), DRESDNER BANK LUXEMBOURG S.A., as Agent (and successor to Dresdner
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Bank AG ("Dresdner") in such capacity) under the Loan Agreement referred to
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below (in such capacity, the "Agent") for the Banks referred to below, and
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DRESDNER, as Security Agent under such Loan Agreement (in such capacity, the

"Security Agent"), for the Secured Parties referred to below.
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                              W I T N E S S E T H:

WHEREAS, AMD Saxony Manufacturing GmbH, Dresden, registered in the Commercial Register of the Dresden Country Court HRB 13186 ("AMD Saxonia"), a wholly-owned
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Subsidiary (such and other capitalized terms being used in this Amendment with the meanings set out in Section 1.1 of this Amendment) of AMD Holding, which is,
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in turn, a wholly-owned Subsidiary of AMD Inc., has been formed for the purpose of constructing, owning, and operating (i) the Plant and (ii) the integrated Design Center;

WHEREAS, in order to finance the construction of the Plant and the Design Center, and start-up costs of the operation of the Plant, inter alia, (i) AMD Saxonia has entered into the Loan Agreement (as defined below) providing, inter alia, for two separate senior secured term and standby facilities aggregating up to DM 1,650,000,000 (one billion six hundred fifty million Deutsche Marks), and
(ii) the Sponsors, the Agent and the Security Agent have entered into that certain Sponsors' Support Agreement dated 11 March 1997, as amended by the First Amendment to Sponsors' Support Agreement dated February 6, 1998 (as amended, the "Sponsors' Support Agreement") providing (x) certain assurances to the Agent and
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Security Agent with respect to the completion of the Project, and (y) certain undertakings to and for the benefit of the Secured Parties;

WHEREAS, AMD Saxonia wishes, with the consent of the Sponsors to, among other things, replace the current Approved Project Budget with a revised Project Budget, which shall henceforth become the Approved Project Budget;

WHEREAS, the Sponsors wish to revise the provisions in the Sponsors' Support Agreement relating to the $70 million Class C Sponsors' Loan to reflect recent amendments to the AMD Inc. Senior Secured Note Indenture, which amendments will permit funding of the Class C
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Sponsors' Loan without requiring compliance with the earnings test set forth in the "Restricted Payments" covenant of the AMD Inc. Senior Secured Note
Indenture;

WHEREAS, the Sponsors, the Agent and the Security Agent desire to amend and supplement the Sponsors' Support Agreement on the terms and subject to the conditions of this Amendment; and

WHEREAS, concurrently herewith, the relevant parties are also amending the Sponsors' Loan Agreement dated 11 March 1997 among AMD Saxonia, AMD Holding and AMD Inc., as amended by the First Amendment to Sponsors' Loan Agreement dated February 6, 1998 and the Syndicated Loan Agreement dated 11 March 1997 among AMD Saxonia, the Agent, the Security Agent, and the banks party thereto, as amended by the Supplemental Agreement to Loan Agreement dated February 6, 1998 (as amended, the "Loan Agreement").

NOW, THEREFORE, the Sponsors, the Agent (for itself and on behalf of the Banks), and the Security Agent (on behalf of the Secured Parties), agree as follows:

                                   ARTICLE I

                                  Definitions

SECTION 1.1 Definitions. Capitalized terms not otherwise defined in this Amendment are used with the definitions assigned to them in the Sponsors' Support Agreement.

SECTION 1.2 Construction. In this Amendment, unless the context requires otherwise, references to Sections and Schedules are to Sections and Schedules of the Sponsors' Support Agreement. Section headings are inserted for reference only and shall be ignored in construing this Amendment.

                                   ARTICLE II

                                   Amendments

SECTION 2.1 The Sponsors' Support Agreement will be amended as more particularly set out below. In all other respects, the Sponsors' Support Agreement shall continue in full force and effect.

(i)  In Section 1.1, the following changes shall be made:

     (a)  the following definitions shall be replaced as follows:

          (1)  ""AMD Inc. Senior Secured Note Indenture" means that certain
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               Indenture, dated as of August 1, 1996, between AMD Inc. and
               United States Trust Company of New York, as trustee, relating to the issuance by AMD Inc. of $400,000,000 (four hundred million Dollars) of its 11% Senior Secured Notes due 2003, as amended by the First Supplemental Indenture dated as of January 13, 1999 and by the Second Supplemental Indenture dated as of April 8, 1999."

          (2)  ""Contribution Date" means 30 June 1999."
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(ii) Section 3.4 shall be replaced as follows:

"SECTION 3.4 Time of Class C Sponsors' Loans. The Class C Sponsors' Loans will be made in cash and in Same Day Funds and will be made in full, pursuant to

     Section 4.07 of the AMD Inc. Senior Secured Note Indenture, without
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     utilizing any of the provisions contained in the first proviso to Section
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     4.07(iv) thereof, by the Contribution Date at the latest."
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                                  ARTICLE III
                                 Revised Budget

The parties hereto confirm that the Project Budget attached as Exhibit I hereto
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is, the "Approved Project Budget" for all purposes of the Sponsors' Support
Agreement until such time as there is another Approved Project Budget in accordance with the terms of the Sponsors' Support Agreement.

                                  ARTICLE IV
                                 Miscellaneous

SECTION 4.1 Representations and Warranties. Each of the Sponsors hereby represents and warrants that:

(a) Organization; Corporate Power. It is duly incorporated and validly existing under the laws of the jurisdiction of its organization, and has all necessary power and authority to execute and deliver this Amendment and to consummate the transactions contemplated by the Sponsors' Support Agreement, as amended hereby;

(b) Corporate Authority; No Conflict. The execution and delivery by it of this Amendment, and the performance by it of its obligations under the Sponsors' Support Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action (including any necessary shareholder action) on its part, and do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it, or of its charter or by-laws or (ii) result in a breach of, result in a mandatory prepayment or acceleration of indebtedness evidenced by or secured by, or constitute a default under, any indenture or loan or credit agreement, or any other agreement or instrument to which it is a party or by which it or its properties may be bound, or require the creation or imposition of any encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by it, and

(c) Valid and Binding Obligations. The Sponsors' Support Agreement, as amended by this Amendment, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms subject, however, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and, as to enforceability, by general equitable principles.

SECTION 4.2 Repetition of Representation and Warranties. The representations and warranties contained in Sections 12.1 and 12.2 of the Sponsors' Support
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Agreement shall be

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repeated on the date hereof except to the extent any such representation and warranty expressly relates solely to an earlier date.

SECTION 4.3  Miscellaneous.

(a) This Amendment is limited as specified and, except as expressly herein provided, shall not constitute a modification, amendment or waiver of any other provision of the Sponsors' Support Agreement or any provision of any other Operative Document. Except as specifically amended by this Amendment, the Sponsors' Support Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(b) This Amendment shall be an Operative Document under and for purposes of the Sponsors' Support Agreement.

(c) The form and execution of this Amendment and all rights and obligations of the parties arising hereunder shall be governed by the laws of the Federal Republic of Germany.

(d)  This Amendment has been executed in the English language.

(e) This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties set out below has caused this Amendment to be duly executed and delivered by its respective officer or agent thereunto duly authorised as of the date first above written.


ADVANCED MICRO DEVICES, INC.

By  /s/ Francis P. Barton
    __________________________
    Francis P. Barton

Its  Senior Vice President,
     Chief Financial Officer


AMD SAXONY HOLDING GMBH

By  /s/ Jack L. Saltich
    __________________________

Its  Managing Director


DRESDNER BANK LUXEMBOURG S.A.,

as Agent

/s/ J. Sohlin
__________________________

/s/ A. Prellwitz
__________________________


DRESDNER BANK A.G., as Security Agent

/s/ Horst Oechsler
__________________________

/s/ Marcus Nelgen
__________________________

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